EXHIBIT 11

                         Independent Auditors' Consent

The Board of Directors
Sit Mutual Funds II, Inc.
Sit U.S. Government Securities Fund, Inc.
Sit Money Market Fund, Inc.:

We consent to the use of our report dated May 8, 1998 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.

                                           /s/ KPMG Peat Marwick LLP

                                           KPMG Peat Marwick LLP

Minneapolis, Minnesota
May 29, 1998